Exhibit 99.1

Company Contact:                                Investor Relations Contacts:
Donald Danks, Chairman and CEO                  Brendan Lahiff & Kirsten Chapman
iMergent, Inc.                                  Lippert/Heilshorn & Associates
801.431.4695                                    415.433.3777
investsor_relations@imergentinc.com             Brendan@lhai-sf.com

            iMergent Appoints Robert Lewis as Chief Financial Officer

OREM, Utah, February 24, 2004 - iMERGENT, Inc. (OTCBB: IMGG) a leading provider of eCommerce and software for small business and entrepreneurs, appointed Robert Lewis, CPA, 32, chief financial officer effective today. Lewis will replace Frank C. Heyman, who will retire from the company on June 30.

Lewis' career includes various positions of increasing responsibility at PricewaterhouseCoopers (PWC) from 1994 to November 2003. Most recently, he was a Senior Manager in the Technology, InfoComm and Entertainment Industry Group at PWC. Lewis' experience includes managing a wide array of clients from start-up technology to Fortune 500 companies as well as participating in various merger and acquisition transactions. He holds a B.S. in Accounting from Brigham Young University in Provo, Utah.

"Rob has outstanding credentials and is a great addition to iMergent," stated Don Danks, chairman and chief executive officer. "We hired Rob as Director of Finance with the intent to promote him to CFO based on his job performance. Since December 1st, he has demonstrated solid financial management and has quickly become an integral part of our team. We expect his strong accounting foundation and Fortune 500 experience will provide iMergent with the financial discipline to achieve its goals of continuing growth while reducing our bad debt."

Danks continued, "To ensure a smooth transition, Frank Heyman will stay with iMergent until the end of June. We thank Frank for his dedication and over six years of service, during which he guided iMergent to financial health and profitability. We wish Frank the very best in his retirement."

Rob Lewis stated, "I believe iMergent has a unique business model and a fantastic growth opportunity. I look forward to continuing to develop our relationships with our financial institutions and implementing the financial and system controls that will help increase efficiencies and support our business as we continue to expand."

Robert Lewis is the cousin of Brandon Lewis, president and chief operating officer of iMergent.


About iMergent

iMergent provides eCommerce solutions to entrepreneurs and small businesses enabling them to market and sell their business product or idea via the Internet. Headquartered in Orem, Utah the company sells its proprietary StoresOnline software and training services, helping users build a successful Internet strategy to market products, accept online orders, analyze marketing performance, and manage pricing and customers. In addition to software, iMergent offers site development, web hosting, marketing and mentoring products. iMergent typically reaches its target audience through a concentrated direct marketing effort to fill Preview Sessions, in which a StoresOnline expert reviews the product opportunities and costs. These sessions lead to a follow-up Workshop Conference, where product and technology experts train potential users on the software and encourage them to make purchases. For further information, please visit the company's web site at www.imergentinc.com.

iMergent, Inc., Bootcamp, and StoresOnline are trademarks of iMergent, Inc.

Statements made in this press release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of iMergent and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, without limitation, the Company's continuing to grow; the company's ability to reduce bad debt; and the Company's ability to attract and retain key management and other personnel. For a more detailed discussion of factors that affect iMergent's operating results, please refer to its SEC reports including its most recent Form 10-K and Form 10-Q. The Company undertakes no obligation to update this forward-looking information.